UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 14, 2006
(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 488-1200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On December 14, 2006, the Board of Directors of Innodata Isogen, Inc. (the “Company”) elected Peter H. Woodward as a director. Mr. Woodward will serve as a director until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

In accordance with the Company’s compensation policies for non-employee directors, Mr. Woodward will be compensated at the rate of $1,250 per month. The Company also reimburses its outside directors for travel expenses and other out-of-pocket expenses associated with attending non-telephonic board meetings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  EXHIBITS

99.1  Press release of Innodata Isogen, Inc. dated December 19, 2006 announcing Mr. Woodward’s election to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: December 20, 2006	By:	/s/ Steven Ford
Steven Ford
Executive Vice President and Chief Financial Officer

Index to Exhibits
Description

99.1 Press release of Innodata Isogen, Inc. dated December 19, 2006 announcing Mr. Woodward’s election to the Company’s Board of Directors.	Filed Herewith